Exhibit 3.1021
1.
[STAMP]
466463
ARTICLES OF INCORPORATION
OF
WILLIAMS COUNTY LANDFILL INC.
     The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:
     FIRST: The name of said corporation shall be WILLIAMS COUNTY LANDFILL INC.
     SECOND: The place in the State of Ohio where its principal office is to be located is Route #3, Bryan, Williams County.
     THIRD: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code.
     FOURTH: The maximum number of shares under which the corporation is authorized to have authorized is five hundred (500) shares, all of which shall be without par value.
     Said shares without par value may be issued pursuant to subscriptions taken by the directors for such amount of consideration as may be specified by the directors, and after organization, shares without par value now or hereafter authorized may be issued or agreed to be issued from time to time for such amount or amounts of consideration as may be fixed from time to time by the board of directors. The board of directors in its discretion may fix different

2.
amounts and/or kinds of consideration for the issuance of shares without par value, whether issued at the same or different times, and may determine that only a part or proportion of the amount or amounts of consideration which shall be received by the corporation shall be stated capital. Any and all shares without par value so issued, the consideration for which, as fixed by the directors, has been paid or delivered, shall be fully paid and non-assessable.
     FIFTH: The amount of capital with which the corporation will begin business is $127,427.59.
     IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 1975.

/s/ Ralph W. Gallagher
Ralph W. Gallagher
INCORPORATOR

STATE OF OHIO	)
	)	SS:
COUNTY OF WILLIAMS	)
     Personally appeared before me, the undersigned, a Notary Public in and for said county, this 30th day of April, 1975, the above named Ralph W. Gallagher, who acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed for the uses and purposes therein mentioned. Witness my hand and seal on the day and year last aforesaid.

(Seal)	/s/ Lilly J.Skiles
Lilly J.Skiles
Notary Public My Commission Expires: 9/28/77